UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

JAMESON STANFORD RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-54405	90-0963619
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2300 West Sahara Avenue, Suite 800, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 933-0808

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note. Jameson Stanford Resources Corporation (the “Company”) filed a Form 8-K on April 28, 2014 relating to non-reliance on the Company’s previously issued financial statements included in its Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013 as a result of certain accounting errors. This Amendment No. 1 to Form 8-K includes the time period in which the Company expects to file its amended Quarterly Reports and quantifies the impact of the errors on its financial statements in response to comments from the Securities and Exchange Commission.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Audit Report.

On April 15, 2014 the Board of Directors of Jameson Stanford Resources Corporation (the “Company”) determined that the Company’s financial statements included in its Form 10-Q’s for the three month period ended March 31, 2013 filed with the SEC on May 20, 2013, for the six month period ended June 30, 2014 filed with the SEC on August 19, 2013 and the nine month period ended September 30, 2013 filed with the SEC on November 19, 2013 (collectively, the “Financial Statements”) could not be relied on.

The Financial Statements contained an error related to (i) the receipt of funds for sales of the Company’s common stock and the accounting for the use of the proceeds from these sales in each of the periods covered by the Financial Statements disclosed above, (ii) an issuance of 230,426 shares of the Company’s common stock in September 2013 and the accounting for the use of the proceeds from related sales which affects the financial statements for the nine month period ended September 30, 2013, (iii) the issuance of 5,360,000 shares of the Company’s common stock in August 2013 which affects the financial statements for the nine month period ended September 30, 2013, and (iv) correction to our accounting for the prepayment of annual maintenance fees related to mineral claims and capitalization of surety bond costs on our balance sheet which affects the financial statements for the nine month period ended September 30, 2013.

Accordingly, the Financial Statements will be restated to correct the accounting errors discussed above and included in amendments to the applicable Quarterly Reports on Form 10-Q which the Company expects to file within 30 days from the date of this report on Form 8-K/A (Amendment No. 1).

The effect of correcting these errors on a cumulative basis as of the period ended September 30, 2013 is, generally, a $721,997 reduction in total current liabilities and a $1,018,617 net increase in additional paid in capital on the balance sheet and a $302,450 increase in total operating expenses, $23,200 increase in interest expense, related parties and a $0.03 increase in basic and diluted loss per share on the income statement.

The matters set forth in the Form 8-K have been discussed with the Company’s independent registered public accounting firm, HJ & Associates, LLC and its former independent registered public accounting firm, Mantyla McReynolds, LLC .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMESON STANFORD RESOURCES CORPORATION

Date: May 23, 2014	By:	/S/ Michael Stanford
Michael Stanford, Chief Executive Officer